UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

Frederick County Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 000-50407

Maryland	20-0049496
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

9 North Market Street, Frederick, Maryland	21701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 620-1400

N/A

Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

                On December 11, 2007, the Registrant executed amendments to Employment Agreements dated as of August 18, 2007 (the “Agreements”) for Martin S. Lapera (“Mr. Lapera”), President and Chief Executive Officer and William R. Talley, Jr. (“Mr. Talley”), Executive Vice President and Chief Financial Officer, respectively.  The amendments were implemented in order to effect compliance of the Agreements and the payments to Mr. Lapera and Mr. Talley thereunder with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and administrative guidance promulgated thereunder.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1            Amendment Number 1 to Employment Agreement — Martin S. Lapera

Exhibit 99.2            Amendment Number 1 to Employment Agreement — William R. Talley, Jr.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK COUNTY BANCORP, INC.
(Registrant)

	By:	/s/ William R. Talley, Jr.
William R. Talley, Jr., Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)

Dated: December 12, 2007